Report of Independent Auditors
---------------------------------------------------------------------------
The Board of Directors and Stockholders
Worthen Banking Corporation:

    We have audited the accompanying consolidated balance sheets of Worthen Banking Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Worthen Banking Corporation and Subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

    We previously audited and reported on the consolidated financial statements of Worthen Banking Corporation and Subsidiaries as of and for the year ended December 31, 1992, prior to their restatement for the 1993 pooling of interests. The contribution of Worthen Banking Corporation and Subsidiaries to total assets represented 79% of the respective restated total as of December 31, 1992; and, the contribution of Worthen Banking Corporation and Subsidiaries to net interest income and net income represented 78% and 90% of the respective restated totals for 1992. Separate financial statements of the other companies included in the 1992 restated consolidated financial statements were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated financial statements as of and for the year ended December 31, 1992, after restatement for the 1993 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note B of notes to consolidated financial statements.

    As discussed in Note E to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994. Also, as discussed in Note R to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993.

                                                  KPMG Peat Marwick LLP
Little Rock, Arkansas
February 24, 1995

                                            WORTHEN BANKING CORPORATION  1

Consolidated Balance Sheets
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share data)
                                                                                                       December 31
                                                                                  --------------------------------------------------
                                                                                     1994                 1993              1992
                                                                                  --------------------------------------------------
Assets
 Cash and due from banks                                                          $  228,731           $  187,314        $  194,819
 Interest bearing deposits with other banks                                              857                1,232             1,243
 Federal funds sold and securities purchased under agreement
   to resell                                                                          25,300               82,063           190,958
 Mortgage warehouse loans held for sale                                               15,715               65,324            37,462
 Investment securities available for sale                                            129,543                    -                 -
 Investment securities held to maturity (market value - $976,651,
   $1,459,764 and $1,362,415 at December 31, 1994, 1993 and
   1992, respectively)                                                             1,001,099            1,446,259         1,345,078
 Loans, net of unearned interest of $492, $986 and $1,775
   in 1994, 1993 and 1992, respectively                                            1,958,862            1,647,019         1,561,135
     Less: Allowance for loan losses                                                 (32,695)             (33,300)          (30,145)
                                                                                  --------------------------------------------------
       Net Loans                                                                   1,926,167            1,613,719         1,530,990
 Premises and equipment                                                               95,616              101,347            98,533
 Other assets                                                                         75,192               81,824            70,589
                                                                                  --------------------------------------------------
       Total Assets                                                               $3,498,220           $3,579,082        $3,469,672
                                                                                  --------------------------------------------------

Liabilities and Stockholders' Equity
 Deposits:
   Non-interest bearing                                                           $  614,218           $  596,514        $  546,662
   Interest bearing                                                                2,321,750            2,446,105         2,491,724
                                                                                  --------------------------------------------------
       Total Deposits                                                              2,935,968            3,042,619         3,038,386
 Federal funds purchased and securities sold under agreement
   to repurchase                                                                     162,238              127,980           101,124
 Short-term borrowings                                                                22,777               57,838            20,571
 Other liabilities                                                                    21,693               28,438            31,407
 Capital lease obligations                                                             1,739                1,951             2,146
 Long-term debt                                                                       43,005               43,608            25,626
 Capital notes                                                                             -                    -             9,561
                                                                                  --------------------------------------------------
       Total Liabilities                                                           3,187,420            3,302,434         3,228,821
                                                                                  --------------------------------------------------
 Commitments and contingencies
 Stockholders' equity:
   Preferred Stock, par value $25 per share - authorized 400,000
     shares, none issued                                                                   -                    -                 -
   Common Stock, par value $1 per share - authorized 40,000,000 shares, issued 17,056,219, 17,011,783 and 16,707,289
     in 1994, 1993, and 1992, respectively                                            17,056               17,012            16,707
   Additional paid-in capital                                                        164,835              164,438           157,898
   Retained earnings                                                                 132,857               95,426            66,311
   Unrealized valuation on securities available for sale                              (3,663)                   -                 -
     Less cost of 10,811, 8,106 and 2,265, respectively,
       shares of Common Stock in treasury                                               (285)                (228)              (65)
                                                                                  --------------------------------------------------
   Total Stockholders' Equity                                                        310,800              276,648           240,851
                                                                                  --------------------------------------------------
         Total Liabilities and Stockholders' Equity                               $3,498,220           $3,579,082        $3,469,672
                                                                                  --------------------------------------------------

See notes to consolidated financial statements.

                                            WORTHEN BANKING CORPORATION  2

Consolidated Statements of Income
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share data)
                                                                                                       December 31
                                                                                  --------------------------------------------------
                                                                                     1994                 1993              1992
                                                                                  --------------------------------------------------
Interest Income:
  Loans, including fees                                                           $  148,069           $  133,536        $  139,625
  Investment securities:
    Available for sale                                                                 8,831                    -                 -
    Taxable                                                                           54,543               70,479            79,082
    Tax-exempt                                                                         3,948                3,034             1,627
                                                                                  --------------------------------------------------
      Total                                                                           67,322               73,513            80,709
  Other interest income                                                                3,061                5,033             9,634
                                                                                  --------------------------------------------------
      Total Interest Income                                                          218,452              212,082           229,968
Interest Expense:
  Deposits                                                                            68,939               71,625            92,778
  Short-term borrowings                                                                4,554                3,553             3,276
  Long-term borrowings                                                                 3,678                4,086             3,726
                                                                                  --------------------------------------------------
      Total Interest Expense                                                          77,171               79,264            99,780
                                                                                  --------------------------------------------------
Net Interest Income                                                                  141,281              132,818           130,188
Provision for Loan Losses                                                              1,399                4,628             2,849
                                                                                  --------------------------------------------------
Net Interest Income After Provision for Loan Losses                                  139,882              128,190           127,339
                                                                                  --------------------------------------------------

Other Income:
  Service charges on deposit accounts                                                 23,053               22,915            22,757
  Trust fees                                                                           9,890                9,772             9,325
  Full service and discount brokerage commissions                                      5,539                6,334             5,299
  Investment security gains (losses)                                                      (3)               5,446               283
  Repurchase agreement recoveries, net                                                     -                  309                 -
  Net gains on disposal of premises and equipment and other assets                     5,636                2,624               923
  Other                                                                               20,781               20,429            19,661
                                                                                  --------------------------------------------------
      Total Other Income                                                              64,896               67,829            58,248
                                                                                  --------------------------------------------------

Other Expense:
  Salaries and employee benefits                                                      61,192               66,834            66,909
  Net occupancy expense                                                               12,177               13,783            13,389
  Other                                                                               58,744               67,820            64,642
                                                                                  --------------------------------------------------
      Total Other Expense                                                            132,113              148,437           144,940
                                                                                  --------------------------------------------------
  Income before income taxes and cumulative effect of a change in
  accounting principle                                                                72,665               47,582            40,647
Income taxes                                                                          25,022               16,200             6,710
                                                                                  --------------------------------------------------
Income before cumulative effect of a change in accounting principle                   47,643               31,382            33,937
Cumulative effect of a change in accounting principle                                      -                  868                 -
                                                                                  --------------------------------------------------
Net Income                                                                        $   47,643           $   32,250        $   33,937
                                                                                  --------------------------------------------------

Income Per Share:
  Income before cumulative effect of a change in accounting principle             $     2.80           $     1.87        $     2.05
  Net Income                                                                            2.80                 1.92              2.05
  Weighted average number of shares outstanding during the year                   17,024,144           16,817,339        16,589,066


See notes to consolidated financial statements.

                                            WORTHEN BANKING CORPORATION  3

Consolidated Statements of Stockholders' Equity
----------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands, except share data)

                                                                                                       Unrealized
                                                      Additional                       Cost of        Valuation on
                                       Common          Paid-in         Retained      Common Stock      Securities
                                       Stock           Capital         Earnings      in Treasury   Available for Sale     Total
                                     ---------------------------------------------------------------------------------------------
Balances at December 31, 1991         $15,485          $141,038        $ 34,247         $ (65)                 -         $190,705
  Net income for the year                   -                 -          33,937             -                  -           33,937
  Capital contribution resulting
    from termination of deferred
    compensation agreement                  -               886               -             -                  -              886
  Payment for fractional shares
    arising from reverse stock
    split of subsidiary stock               -                12               -             -                  -               12
  Cash dividends declared -
    $0.15 a share                           -                 -          (1,873)            -                  -           (1,873)
  Common stock issued:
    Stock option plan
      (22,375 shares)                      22               242               -             -                  -              264
    Acquisition of subsidiary
      (1,200,000 shares)                1,200            15,720               -             -                  -           16,920
                                     ---------------------------------------------------------------------------------------------
Balances at December 31, 1992          16,707           157,898          66,311           (65)                 -          240,851
                                     ---------------------------------------------------------------------------------------------
  Net income for the year                   -                 -          32,250             -                  -           32,250
  Cash dividends declared -
    $0.20 a share                           -                 -          (3,135)            -                  -           (3,135)
  Acquisition of treasury shares
    for stock option plan                   -                 -               -          (163)                 -             (163)
  Common stock issued:
    Stock option plan
      (54,311 shares)                      55               591               -             -                  -              646
    Acquisition of subsidiary
      (250,183 shares)                    250             5,949               -             -                  -            6,199
                                     ---------------------------------------------------------------------------------------------
Balances at December 31, 1993          17,012           164,438          95,426          (228)                 -          276,648
                                     ---------------------------------------------------------------------------------------------
  Net income for the year                   -                 -          47,643             -                  -           47,643
  Cash dividends declared -
    $0.60 a share                           -                 -         (10,212)            -                  -          (10,212)
  Acquisition of treasury shares
    for stock option plan                   -                 -               -          (128)                 -             (128)
  Treasury stock issued for
    stock option plan                       -               (41)              -            71                  -               30
  Common stock issued:
    Stock option plan
      (44,436 shares)                      44               438               -             -                  -              482
    Unrealized valuation
      on securities available
        for sale                            -                 -               -             -             (3,663)          (3,663)
                                     ---------------------------------------------------------------------------------------------
Balances at December 31, 1994         $17,056          $164,835        $132,857         $(285)           $(3,663)        $310,800
                                     ---------------------------------------------------------------------------------------------


See notes to consolidated financial statements.

                                            WORTHEN BANKING CORPORATION  4

Consolidated Statements of Cash Flows
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                        December 31
                                                                                  --------------------------------------------------
                                                                                      1994                 1993              1992
                                                                                  --------------------------------------------------
Operating Activities
 Net Income                                                                        $  47,643            $  32,250         $  33,937
 Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization of premises and equipment                            8,142                8,078            11,202
    Amortization of discount on long-term debt                                            10                  613               258
    Amortization of intangibles                                                        3,936                5,600             2,026
    Net amortization of premiums and accretion of discounts                           10,414               12,487            13,126
    Provision for loan losses                                                          1,399                4,628             2,849
    Writedowns on properties acquired in settlement of loans                             182                  420             1,026
    Mortgage warehouse loans funded                                                 (203,085)            (364,240)         (199,331)
    Mortgage warehouse loans sold                                                    252,694              336,378           195,980
    Loss (gain) on sale of investment securities                                           3               (5,446)             (283)
    Net gain on disposal of premises and equipment and other assets                   (3,815)                (436)               (7)
    Increase in other assets                                                          (3,983)             (12,425)           (5,118)
    Decrease in other liabilities                                                     (6,737)              (3,987)             (353)
                                                                                  --------------------------------------------------
        Net Cash Provided by Operating Activities                                    106,803               13,920            55,312
                                                                                  --------------------------------------------------

Investing Activities
 Proceeds from maturities of:
    Held to maturity ("HTM") securities                                              516,322              828,503           953,547
    Available for sale ("AFS") securities                                             86,977                    -                 -
 Proceeds from sale of:
    HTM securities                                                                        39               79,817            47,704
    AFS securities                                                                         9                    -                 -
    Premises and equipment                                                            10,835                  436                 7
    Properties acquired in settlement of loans                                         6,463                5,548             5,083
 Payments for purchase of:
    HTM securities                                                                  (289,503)            (990,952)       (1,136,012)
    AFS securities                                                                   (12,307)                   -                 -
    Premises and equipment                                                            (9,452)              (8,464)           (8,890)
    Minority interest in subsidiary                                                        -                    -               (42)
 Net decrease in short-term investments                                               57,138              108,906            33,990
 Net increase in loans                                                              (314,210)             (20,335)           (3,364)
 Net cash received (paid) in acquisition of subsidiary                                     -                 (618)              861
 Branch sale, including cash and cash equivalents sold                                (7,603)                   -                 -
                                                                                  --------------------------------------------------
        Net Cash Provided (Used) by Investing Activities                              44,708                2,841          (107,116)
                                                                                  --------------------------------------------------

                                            WORTHEN BANKING CORPORATION  5

Consolidated Statements of Cash Flows (continued)
------------------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)
                                                                                                        December 31
                                                                                  --------------------------------------------------
                                                                                      1994                 1993              1992
                                                                                  --------------------------------------------------
Financing Activities
  Proceeds from:
    Long-term debt                                                                         -               43,000            15,000
    Issuance of common stock                                                             512                  646               264
  Payments for:
    Long-term debt                                                                      (613)             (29,690)           (4,687)
    Capital lease obligations                                                           (212)                (195)             (174)
    Capital notes                                                                          -               (9,561)           (1,243)
    Cash dividends                                                                   (10,212)              (3,135)           (1,873)
    Repurchase of common stock                                                          (128)                (163)                -
  Net increase (decrease) in:
    Non-interest bearing deposits                                                     17,920               40,858            56,159
    Interest bearing deposits                                                       (116,558)            (117,892)           (3,641)
    Short-term borrowings                                                            (35,061)              26,142            (5,757)
    Federal funds purchased                                                           34,258               25,724               354
                                                                                  --------------------------------------------------
        Net Cash Provided (Used) by Financing Activities                            (110,094)             (24,266)           54,402
                                                                                  --------------------------------------------------

    Increase (Decrease) in Cash and Cash Equivalents                                  41,417               (7,505)            2,598
    Cash and Cash Equivalents at beginning of year                                   187,314              194,819           192,221
                                                                                  --------------------------------------------------
        Cash and Cash Equivalents at end of year                                     228,731              187,314           194,819
                                                                                  --------------------------------------------------

    Supplemental disclosures of cash flow information:
        Cash paid for interest                                                     $  75,959            $  82,123         $ 103,587
        Cash paid for income taxes                                                 $  23,653            $  17,863         $  10,862
                                                                                  --------------------------------------------------

Supplemental schedule of non-cash transactions
  Fair market value of assets acquired and liabilities assumed upon acquisition:
    Cash                                                                           $       -            $   3,588         $  16,611
    Federal funds sold and securities purchased under
      agreement to resell                                                                  -                    -             3,750
    Investment securities                                                                  -               25,590            76,021
    Loans                                                                                  -               67,914           136,446
    Allowance for loan losses                                                              -                 (892)           (1,690)
    Premises and equipment                                                                 -                2,428            13,964
    Other assets                                                                           -               10,378            11,019
    Non-interest bearing deposits                                                          -               (8,994)          (33,948)
    Interest bearing deposits                                                              -              (72,273)         (186,007)
    Federal funds purchased and securities sold under
      agreement to repurchase                                                              -               (1,132)           (2,616)
    Short-term borrowings                                                                  -              (11,125)                -
    Other liabilities                                                                      -               (1,018)             (880)
    Long-term borrowings                                                                   -               (4,059)                -
                                                                                  --------------------------------------------------
    Fair market value of net assets acquired
      including goodwill                                                                   -               10,405            32,670
    Less common stock issued                                                               -               (6,199)          (16,920)
                                                                                  --------------------------------------------------
      Cash paid                                                                            -                4,206            15,750
    Cash acquired                                                                          -                3,588            16,611
                                                                                  --------------------------------------------------
      Net cash received (paid) in acquisition of subsidiary                        $       -            $    (618)        $     861
                                                                                  --------------------------------------------------

See notes to consolidated financial statements.

                                            WORTHEN BANKING CORPORATION  6

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Worthen Banking Corporation (The "Company" or "WBC") is a multibank holding company which offers through its subsidiaries a diversified range of banking and financial services to retail and commercial customers. The Company's revenues and net income are derived principally from its bank subsidiaries. WBC is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities. The financial statements have been prepared in conformity with generally accepted accounting principles.

Consolidation:
    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Investment Securities:
    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Statement 115 prescribes classifying investments into three categories: held to maturity securities, trading securities, and available for sale securities. Held to maturity securities are debt securities that the Company has the positive intent and ability to hold to maturity and are reported at cost adjusted for amortization of premiums and accretion of discounts. Trading securities are debt and equity securities that are bought and held for the purpose of selling in the near term and are reported at fair value, with unrealized gains and losses included in earnings. Available for sale securities are those securities neither classified as held to maturity or trading and are reported at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity (net of tax effects). Gains and losses on the sale of available for sale securities are determined using the specific identification method.

    Adoption of Statement 115 resulted in an increase of $544,000 to the Company's stockholders' equity as of January 1, 1994, representing the unrealized appreciation, net of taxes, for those securities having a fair value of approximately $197,000,000 classified by the Company as available for sale, previously carried at amortized cost. The unrealized valuation on available for sale securities decreased during 1994 to a net unrealized loss of $3,663,000 as of December 31, 1994. The Company has no securities deemed to be trading securities.

Mortgage Warehouse Loans Held for Sale:
    Mortgage warehouse loans held for sale consist solely of real estate loans held for resale by the Company's mortgage banking subsidiary. Mortgage warehouse loans held for sale are valued at the lower of cost or market on an aggregate basis.

Revenue Recognition:
    Interest on loans other than installment loans is credited to operations when earned on the simple interest method. Interest on installment loans is credited to operations when earned on either the simple interest method or the sum of the years' digits method, depending on the terms of the loan agreement. Loans are placed on nonaccrual status when, in the opinion of management, the collection of additional interest is unlikely or a specified loan meets the criteria for nonaccrual status established by regulatory authority - when principal or interest is in default for 90 days or more unless the loans are well-secured and in the process of collection. No interest is recorded on nonaccrual loans unless principal payments are current, the loan is well-secured, and cash is received. A loan remains on nonaccrual status until the loan is current as to payment of both principal and interest and the borrower demonstrates the ability to remain current on payments.

Lease Financing:
    In prior years the Company provided equipment financing to its customers through a variety of lease arrangements. Direct financing leases are carried at the aggregate of lease payments receivable plus estimated residual values. Unearned income on direct financing leases is amortized over the lease terms resulting in an approximately level rate of return.

Allowance for Loan Losses:
    The allowance for loan losses is maintained at a level management believes is adequate to absorb losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on the ongoing evaluation of internally identified problem loans, historical loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, the estimated value of underlying collateral and other relevant factors.

                                            WORTHEN BANKING CORPORATION  7

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

    In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan ("Statement 114")." Statement 114 was amended by the FASB in October 1994 with the issuance of Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, prescribes the recognition criterion for loan impairment and the measurement methods for certain impaired loans and loans whose terms are modified in troubled-debt restructurings.
Statement 114 prescribes that a loan is impaired when it is probable that a creditor will be unable to collect all amounts due, both principle and interest, according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are required to be discounted at that loan's effective interest rate. Alternatively, impairment can be measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan.

    Statement 114 must be adopted in 1995. Upon adoption, the impact of initially applying Statement 114 will be recorded as a provision for the loan losses as required by Statement 114. Adoption of this standard is expected to have no material effect on the Company's consolidated financial statements.

Premises and Equipment:
    Premises and equipment owned by the Company are stated at cost, less accumulated depreciation and amortization. Premises and equipment leased by the Company under capital leases are stated at an amount equal to the present value of the minimum lease payments during the lease term less accumulated amortization. The provision for depreciation and capital lease amortization (included in depreciation and amortization expense) is computed generally by the straight-line method.

Properties Acquired in Settlement of Loans:
    Properties acquired in settlement of loans, included in Other Assets in the consolidated financial statements, consist of properties acquired through foreclosure or otherwise in settlement of debt. These properties are initially recorded at the lower of cost or current fair market value determined by appraisal at foreclosure. Losses arising from the acquisition of such properties are charged against the allowance for loan losses. Carrying values are subsequently reduced through a charge to operations when current appraisals indicate a decline in value. At December 31, 1994, 1993 and 1992, these properties amounted to $1,966,000, $4,842,000 and $8,076,000, respectively.

Excess Costs of Purchased Subsidiaries:
    Unamortized costs of purchased subsidiaries in excess of the fair value of underlying net tangible assets acquired are included in other assets in the consolidated financial statements and aggregated $21,178,000, $23,080,000 and $15,481,000 (net of accumulated amortization of $26,703,000, $24,927,000 and $23,980,000) at December 31, 1994, 1993
and 1992, respectively. These costs (goodwill) are being amortized by the straight-line method over 15 and 25-year periods for purchases after 1982 and over a 40-year period for purchases prior to 1983.

Income Taxes:
    In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Effective January 1, 1993, the Company adopted Statement 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of earnings.

    The Company previously used the asset and liability method under Statement of Financial Accounting Standards No. 96 ("Statement 96"). Under the asset and liability method of Statement 96, deferred tax assets and liabilities were recognized for all events that had been recognized in the financial statements. Under Statement 96, the future tax consequences of recovering assets or settling liabilities at their financial statement carrying amounts were considered in calculating deferred taxes. Generally, Statement 96 prohibited consideration of any other future events in calculating deferred taxes.

                                            WORTHEN BANKING CORPORATION  8

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

Cash Equivalents:
    For presentation of the Statement of Cash Flows, cash equivalents include cash and amounts due from banks.

Fair Value of Financial Instruments:
    Fair value estimates, methods, and assumptions are set forth in the following notes to the consolidated financial statements. The carrying amounts for cash and due from banks, interest bearing deposits with other banks and federal funds sold and securities purchased under agreement to resell approximate fair value because of their short maturities and they do not present unanticipated credit concerns. Fair value estimates are based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holding of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Company has a substantial trust operation that contributes net fee income annually. The trust operation is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, deferred tax benefits, and property, plant and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered.

Income Per Share:
    Per common share amounts were computed by dividing net income by the weighted average number of shares outstanding during the period.

Reclassifications:
    Certain prior year amounts have been reclassified to conform with the current year presentation. Such reclassifications have no effect on net earnings for 1993 and 1992.


NOTE B - ACQUISITIONS

    On January 31, 1992, the Company purchased 100% of the common stock of First National Bank, Fayetteville, Arkansas from One National BancShares, Inc. for $15,750,000 in cash and the issuance of 1,200,000 shares of the Company's common stock. For the year ended December 31, 1991, First National Bank, Fayetteville reported total assets of $252,237,000, net interest income of $10,587,000 and net income of $3,279,000. Substantially all the assets and liabilities of First National Bank, Fayetteville and Worthen National Bank of Northwest Arkansas were combined as of the date of acquisition. This acquisition was accounted for as a purchase and the results of operations of the bank are included in the Company's 1992 consolidated financial statements from the date of acquisition. The excess of the purchase price over the recorded value of the net assets acquired is $5.4 million and is being amortized over 15 years using the straight line method. The proforma unaudited results of operations for 1992, assuming that the acquisition of FNB-Fayetteville had been consummated on January 1, 1992, would have been as follows:

(Dollars in thousands, except share data)           Year ended December 31
                                                            1992
                                                    ----------------------
  Net interest income                                     $131,078
  Net income                                                34,080
  Net income per share                                    $   2.05

    On May 7, 1993, the Company issued 4,550,000 shares of its common stock to acquire all the outstanding common stock of The Union of Arkansas Corporation ("Union"), an Arkansas bank-holding company. The business combination has been accounted for as a pooling-of-interests combination and, accordingly, the Company's historical consolidated financial statements presented in this report have been restated to include the accounts and results of operations of Union as if the companies had always been combined. On December 31, 1992, Union reported total assets of $713,474,000.

                                            WORTHEN BANKING CORPORATION  9

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

The results of operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below:

(Dollars in thousands)             Four months ended          Year ended
                                     April 30, 1993        December 31, 1992
                                   -----------------------------------------
  Interest Income:
    WBC                                 $ 57,001               $ 185,351
    Union                                 12,994                  44,617
                                   -----------------------------------------
                                        $ 69,995               $ 229,968
                                   -----------------------------------------
  Interest Expense:
    WBC                                 $ 22,338               $  83,408
    Union                                  4,286                  16,372
                                   -----------------------------------------
                                        $ 26,624               $  99,780
                                   -----------------------------------------
  Net Income:
    WBC                                 $ 11,393               $  30,607
    Union                                  1,391                   3,330
                                   -----------------------------------------
                                        $ 12,784               $  33,937
                                   -----------------------------------------

    On September 10, 1993, the Company acquired 100% of First Bentonville Bancshares, Inc., the parent corporation of First Bank of Bentonville, Arkansas ("FirstBank"). WBC paid approximately $3.9 million in cash, $4.1 million in debt repayment and 250,000 newly-issued shares of WBC's common stock. For the year ended December 31, 1992, FirstBank reported total assets of $88,546,000, net interest income of $2,826,000 and net income of $805,000. FirstBank was merged into Worthen National Bank of Northwest Arkansas on October 31, 1993. This acquisition was accounted for as a purchase and the results of operations of FirstBank are included in the Company's consolidated financial statements from the date of acquisition. The excess of the purchase price over the recorded value of the net assets acquired is $8.4 million and is being amortized over 15 years using the straight line method. The proforma results of operations for 1993 and 1992, assuming that the acquisition of FirstBank had been consummated on January 1, 1992, would have been as follows:

(Dollars in thousands, except share data)                   Year ended December 31
                                                             1993            1992
                                                          -------------------------
  Net interest income                                     $ 135,752       $ 133,014
  Net income                                                 31,831          34,742
  Net income per share                                    $    1.89       $    2.06


NOTE C - RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Company's bank subsidiaries are required to maintain reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 1994 was approximately $46,611,000.


NOTE D - RELATED PARTIES

    The Company and its subsidiaries have granted loans to certain officers, directors and principal stockholders of the Company and its subsidiaries and to their associates. The aggregate dollar amount of these loans was $105,984,000, $78,665,000 and $67,325,000 at December 31, 1994,
1993 and 1992, respectively. During 1994, $144,965,000 of new loans were made and repayments totaled $117,646,000. In the opinion of management, related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with unrelated persons and do not involve more than normal risk of collectibility.

                                           WORTHEN BANKING CORPORATION  10

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

    Transactions with corporations controlled by the Company's principal stockholders and their various affiliated interests during 1994, 1993 and 1992 included brokerage commissions received by the Company's investment advisory, full service and discount brokerage services ($5,505,000, $6,498,000 and $5,210,000 in 1994, 1993 and 1992,
respectively) net of commissions retained by the related party ($2,385,000, $2,585,000 and $2,164,000, in 1994, 1993 and 1992,
respectively); payments by the Company for subscriptions to investment advisory resource services ($152,000, $154,000 and $104,000 in 1994, 1993 and 1992, respectively); payments to the Company's banking subsidiaries for the rental of bank premises ($102,000, $102,000 and $98,000 in 1994, 1993 and 1992, respectively); payments by the Company for consulting fees ($726,000 in 1993); and payments by the Company for data processing services ($6,851,000, $6,367,000 and $5,664,000 in 1994, 1993, and 1992,
respectively). Payments were made by the Company to entities controlled by the Company's principal stockholders for the rental of bank premises ($358,000 and $455,000 in 1994 and 1993, respectively); and the Company received $950,000 in 1993 from principal stockholders for the sale of an airplane under the terms of the agreement to purchase Union.

    Additional transactions with related parties included: the purchase of residences of current and former officers for $1,056,000, $299,000 and $283,000 in 1994, 1993 and 1992, respectively, all but one of which have subsequently been sold at losses immaterial to the financial statements on a consolidated basis; insurance premiums paid to a company associated with a member of the Board of Directors aggregating $1,021,000, $1,157,000 and $1,040,000 in 1994, 1993 and 1992; and payments of principal and interest to entities related to certain directors and executive officers totaling $68,000 during 1992.


Note E - Investment Securities

    As discussed in Note A, the Company adopted Statement 115 as of January
1, 1994. Carrying value and fair values of investment securities are as follows (dollars in thousands):

                                U.S. Treasury Securities   Obligations of
                                and Obligations of Other     States and
                                U.S. Government Agencies      Political     Mortgage-Backed     Other        Equity
                                    and Corporations        Subdivisions      Securities      Securities   Securities       Total
                                ---------------------------------------------------------------------------------------------------
Investments held to maturity:
December 31, 1994:
  Carrying value                      $  619,160              $ 89,546         $ 278,491      $  13,902     $     -      $1,001,099
  Unrealized gains                           553                   471               434              -           -           1,458
  Unrealized losses                      (14,138)               (2,797)           (8,780)          (191)          -         (25,906)
                                      ----------              --------         ---------      ---------     -------      ----------
  Fair value                          $  605,575              $ 87,220         $ 270,145      $  13,711           -      $  976,651
                                ---------------------------------------------------------------------------------------------------

December 31, 1993:
  Carrying value                      $  816,760              $ 97,077         $ 478,489      $  48,047     $ 5,886      $1,446,259
  Unrealized gains                        10,776                 3,436             2,736              1           -          16,949
  Unrealized losses                       (1,864)                 (554)           (1,016)           (10)          -          (3,444)
                                      ----------              --------         ---------      ---------     -------      ----------
  Fair value                          $  825,672              $ 99,959         $ 480,209      $  48,038     $ 5,886      $1,459,764
                                ---------------------------------------------------------------------------------------------------

December 31, 1992:
  Carrying value                      $  742,312              $ 64,288         $ 466,456      $  67,019     $ 5,003      $1,345,078
  Unrealized gains                        13,609                 2,478             5,388              -           -          21,475
  Unrealized losses                       (1,506)               (1,085)           (1,546)            (1)          -          (4,138)
                                      ----------              --------         ---------      ---------     -------      ----------
  Fair value                          $  754,415              $ 65,681         $ 470,298      $  67,018     $ 5,003      $1,362,415
                                ---------------------------------------------------------------------------------------------------

Investments available for sale:
December 31, 1994:
  Cost                                $   33,788              $  1,901         $  92,824      $       -     $ 6,996      $  135,509
  Unrealized gains                             -                     -               115              -           -             115
  Unrealized losses                       (3,320)                  (32)           (2,729)             -           -          (6,081)
                                      ----------              --------         ---------      ---------     -------      ----------
  Fair value                          $   30,468              $  1,869         $  90,210      $       -     $ 6,996      $  129,543
                                ---------------------------------------------------------------------------------------------------

                                           WORTHEN BANKING CORPORATION  11

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

Unrealized gains/losses of investment securities by maturity are as follows (dollars in thousands):

                                     Under       1 - 5      5 - 10     Over 10    No Fixed
                                     1 Year      Years      Years       Years     Maturity      Total
                                   ---------------------------------------------------------------------
Investments held to maturity:
December 31, 1994:
  Carrying value                   $208,802    $571,285    $115,854   $105,158    $     -    $1,001,099
  Unrealized gains                       90         712         258        398          -         1,458
  Unrealized losses                  (2,429)    (18,825)     (3,426)    (1,226)         -       (25,906)
                                   --------    --------    --------   --------    -------    ----------
  Fair value                       $206,463    $553,172    $112,686   $104,330    $     -    $  976,651
                                   ---------------------------------------------------------------------

December 31, 1993
  Carrying value                   $369,894    $678,214    $226,397   $165,858    $ 5,896    $1,446,259
  Unrealized gains                    1,549       9,488       3,386      2,526          -        16,949
  Unrealized losses                    (238)     (1,433)     (1,445)      (328)         -        (3,444)
                                   --------    --------    --------   --------    -------    ----------
  Fair value                       $371,205    $686,269    $228,338   $168,056    $ 5,896    $1,459,764
                                   ---------------------------------------------------------------------

December 31, 1992:
  Carrying value                   $407,508    $593,383    $130,650   $208,534    $ 5,003    $1,345,078
  Unrealized gains                    2,033       7,874       5,647      5,921          -        21,475
  Unrealized losses                    (140)     (1,804)     (1,141)    (1,053)         -        (4,138)
                                   --------    --------    --------   --------    -------    ----------
  Fair value                       $409,401    $599,453    $135,156   $213,402    $ 5,003    $1,362,415
                                   ---------------------------------------------------------------------

Investments available for sale:
December 31, 1994:
  Cost                             $ 10,382    $ 29,794    $ 40,109   $ 48,228    $ 6,996    $  135,509
  Unrealized gains                        -          27           -         88          -           115
  Unrealized losses                    (807)       (490)     (3,310)    (1,474)         -        (6,081)
                                   --------    --------    --------   --------    -------    ----------
  Fair value                       $  9,575    $ 29,331    $ 36,799   $ 46,842    $ 6,996    $  129,543
                                   ---------------------------------------------------------------------

    The fair value of investment securities, except certain obligations of states and political subdivisions, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain obligations of states and political subdivisions is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

    Investment securities with a carrying value of approximately $552,918,000, $505,452,000 and $525,783,000 were pledged as collateral to secure public deposits and for other purposes at December 31, 1994, 1993 and 1992, respectively. There are no investments in securities of issuers other than the U.S. Government, U. S. Government Agencies or government sponsored enterprises for which aggregate book value exceeds ten percent of equity capital as of December 31, 1994. Collateralized mortgage obligations are presented at their stated, scheduled maturity.

Summary of sales of investment securities:
------------------------------------------------------------------------------------------------
(Dollars in thousands)                                             1994        1993        1992
------------------------------------------------------------------------------------------------
Proceeds from sales of investment securities                     $    48     $79,817     $47,704
Gross gains realized                                                   -       5,446         341
Gross losses realized                                                  3           -          58
                                                                 -------------------------------

                                           WORTHEN BANKING CORPORATION  12

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE F - LOAN DISTRIBUTION, ALLOWANCE FOR LOAN LOSSES AND NONPERFORMING LOANS

A summary of loan distribution is as follows:
---------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                           1994            1993            1992
---------------------------------------------------------------------------------------------------------
Commercial, financial and agricultural                       $   479,221     $   437,072     $   398,230
Bankers' acceptances and commercial paper                              -               -          86,966
Real estate mortgage                                             769,659         710,955         635,521
Real estate construction                                         109,404          73,241          60,074
Installment and other                                            600,177         425,354         380,572
Direct lease financing                                               893           1,383           1,547
Unearned interest                                                   (492)           (986)         (1,775)
                                                             --------------------------------------------
  Total                                                      $ 1,958,862     $ 1,647,019     $ 1,561,135
                                                             --------------------------------------------

Summarized below are the transactions in the allowance for loan losses for the years ended December 31:
---------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                           1994            1993            1992
---------------------------------------------------------------------------------------------------------
Balance at January 1                                         $    33,300     $    30,145     $    30,792
Allowance of purchased bank at date of acquisition                     -             892           1,690
Provision for loan losses                                          1,399           4,628           2,849
Net charge-offs:
  Charge-offs                                                      6,212           6,004           8,422
   Recoveries                                                      4,208           3,639           3,236
                                                             --------------------------------------------
Net charge-offs                                                   (2,004)         (2,365)         (5,186)
                                                             --------------------------------------------
Balance at December 31                                       $    32,695     $    33,300     $    30,145
                                                             --------------------------------------------

The following table presents information concerning the aggregate amount of nonperforming loans:
---------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                            1994            1993            1992
---------------------------------------------------------------------------------------------------------
Nonaccrual loans<F1>                                         $     8,163     $    16,668     $    18,260
Accruing loans past due 90 days or more as to interest
  or principal payments                                            1,438           1,363           2,616
Interest income that would have been recorded under original
  terms for nonaccrual loans                                         695           1,388           1,999
Interest income recorded during period for nonaccrual loans          248             363             359

<F1> There were no significant commitments to lend additional funds to borrowers included in this category.

                                           WORTHEN BANKING CORPORATION  13

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE G - PREMISES AND EQUIPMENT

A summary of premises and equipment is as follows:
-------------------------------------------------------------------------------------------------
(Dollars in thousands)                                            1994        1993        1992
-------------------------------------------------------------------------------------------------
Land and land improvements                                     $  15,231   $  15,935   $  15,213
Buildings and building improvements                               87,888      97,493      96,803
Capital building leases                                            3,613       3,613       3,682
Leasehold improvements                                             7,315       7,686       4,683
Furniture, fixtures and equipment                                 54,435      51,241      52,084
Construction in progress                                           2,251       2,468       1,941
Less accumulated depreciation and amortization (including
  $2,770, $2,524 and $2,439, in 1994, 1993 and 1992,
  respectively, related to capital leases)                       (75,117)    (77,089)    (75,873)
                                                               ----------------------------------
      Total                                                    $  95,616   $ 101,347   $  98,533
                                                               ----------------------------------


NOTE H - SHORT-TERM BORROWINGS

Short-term borrowings include the following components:
-------------------------------------------------------------------------------------------------
(Dollars in thousands)                                            1994        1993        1992
-------------------------------------------------------------------------------------------------
U. S. Treasury notes                                           $  22,777   $  57,838   $  17,205
Notes payable to unrelated bank                                        -           -       3,366
                                                               ----------------------------------
  Total                                                        $  22,777   $  57,838   $  20,571
                                                               ----------------------------------


NOTE I - LEASES

    The Company's subsidiaries lease premises and equipment under agreements which contain options to renew at various dates for periods ranging from approximately five to fifty years. The Company and one of its banking subsidiaries lease premises and equipment from entities related to principal stockholders and directors of the Company. Rental expense for all operating leases amounted to $2,573,000, $2,835,000 and $3,220,000 for 1994, 1993 and 1992, respectively. Future minimum payments, by year and in the aggregate, under capital leases and noncancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1994:

                                                                             Capital    Operating
(Dollars in thousands)                                                       Leases      Leases
-------------------------------------------------------------------------------------------------
1995                                                                         $  413     $ 1,586
1996                                                                            413       1,538
1997                                                                            413       1,325
1998                                                                            393       1,262
1999                                                                            334       1,226
Thereafter                                                                      398       3,085
                                                                           ----------------------
Total minimum lease payments                                                  2,364     $10,022
                                                                                        -------
Less amounts representing interest                                              625
                                                                             ------
Present value of net minimum capital lease payments                          $1,739
                                                                             ------

                                           WORTHEN BANKING CORPORATION  14

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE J - LONG-TERM DEBT AND CAPITAL NOTES

Long-term debt consists of the following:
---------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                 1994        1993        1992
---------------------------------------------------------------------------------------------------------------------
Parent company promissory notes:
  Payable to several institutional investors with Continental Bank, N.A.,
    Chicago, Illinois as agent. The three notes provide for payment of interest only semi-annually with principal payable at maturity. Maturities are
    $10 million due in 1998 priced to yield 7.21%, $10 million due in 1999 priced to yield 7.56%, and $23 million due in 2000 priced to yield 7.81%.
    The terms of the note agreement include certain covenants which provide, among other things, restrictions related to various financial ratios, maintenance of minimum levels of equity, limitations on the payment of dividends and the incurrence of additional debt. These notes
    are unsecured.                                                                   $43,000     $43,000           -
  Payable to an unrelated bank (three notes) at interest rates ranging from the bank's prime lending rate plus 1/2% (6.5% at December 31, 1992) to 7.84%.
    All notes were retired in May 1993. The notes were collateralized by certain
    of the Company's common stock ownership in its subsidiaries                            -           -      20,630
  Other                                                                                    5         608       4,996
                                                                                     --------------------------------
    Total                                                                            $43,005     $43,608     $25,626
                                                                                     --------------------------------

Capital notes are unsecured obligations and consist of the following:                  1994        1993        1992
                                                                                     --------------------------------
Parent company:
  10% due 1995 (net of $220 owned by a subsidiary bank)
    (retired October 1993)                                                           $     -     $     -     $ 4,311
  Prime rate due 1999 (retired May 1993)                                                   -           -       5,000
Bank subsidiaries:
  Prime rate due 2001 (retired May 1993)                                                   -           -         250
                                                                                     --------------------------------
    Total                                                                            $     -     $     -     $ 9,561
                                                                                     --------------------------------

Annual maturities of long-term debt through 1999 are as follows:
                                                               1995        1996        1997        1998        1999
                                                             --------------------------------------------------------
Long-term debt                                               $     5      $    -      $    -     $10,000     $10,000
                                                             --------------------------------------------------------

                                           WORTHEN BANKING CORPORATION  15

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------
NOTE K - DEPOSITS

    The aggregate amounts of time certificates of deposit in denominations of $100,000 or more at December 31, 1994, 1993 and 1992 were $220,967,000,
$209,678,000 and $208,990,000, respectively. Interest expense on the deposits was $7,579,000, $7,179,000 and $9,053,000 in 1994, 1993 and 1992,
respectively.

The average daily amount of total deposits and rates paid are summarized for the periods indicated:
------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                      1994                   1993                    1992
------------------------------------------------------------------------------------------------------------------------
                                                     Amount     Rate         Amount     Rate         Amount     Rate
                                                  ----------------------------------------------------------------------
Noninterest bearing demand deposits               $  579,652        -%    $  556,510        -%    $  506,283        -%
Interest bearing demand deposits                   1,036,979     2.05      1,007,836     2.16        934,298     2.79
Savings deposits                                     255,170     2.02        242,969     2.32        221,614     2.78
Time deposits                                      1,122,177     3.79      1,210,550     3.65      1,353,314     4.47
                                                  ----------------------------------------------------------------------
  Total deposits                                  $2,993,978              $3,017,865              $3,015,509
                                                  ----------------------------------------------------------------------


NOTE L - STOCK OPTIONS

    The Company grants stock options and/or stock appreciation rights under its 1984 stock option plan, as amended, and its 1993 stock option plan to key officers and employees of the Company and subsidiaries at prices no less than the market price of the Company's common shares on the date of grant.

Transactions in stock options are as follows:
-------------------------------------------------------------------------------------
(Number of shares)                                     1994        1993        1992
-------------------------------------------------------------------------------------
Outstanding, January 1                               685,214     529,675     378,425
Granted                                               10,000     210,850     174,875
Exercised                                            (57,284)    (54,311)    (22,375)
Forfeited or cancelled                               (28,750)     (1,000)     (1,250)
                                                     --------------------------------
Outstanding, December 31                             609,180     685,214     529,675
                                                     --------------------------------

    Generally, stock options are exercisable in specified increments over a nine or ten year period and expire ten years after date of grant;
certain options become exercisable immediately upon occurrence of events specified in the grant. The exercise price may be paid in cash, in already-owned shares, or in a combination of both. At December 31, 1994, 353,536 options were exercisable at prices from $8.75 to $28.31 per share; the weighted average price was $13.66.

    In 1987, stock appreciation rights for 115,000 shares and an associated grant of 100,000 options were cancelled and reissued at a price of $8.75. During 1991, the expiration of these rights and options was extended an additional five years. The rights are exercisable only for cash limited to the amount of income tax incurred by the optionee upon exercise of the options and rights, as determined by a formula in the grant. The rights are exercisable over a specific period or within one year of a "taxable event," as defined in the grant. At December 31, 1994, 115,000 rights were outstanding and exercisable. Compensation expense of $246,000 and $400,000 was recorded in 1994 and 1992, respectively, for the difference between exercisable stock appreciation rights and the market price of these instruments. No such compensation expense was recognized for 1993.

    The 1984 plan which authorized grants of options and rights for an aggregate of 750,000 shares terminated in 1994. Therefore, no additional grants will be made under the 1984 plan. The 1993 plan authorized grants of options and rights for an aggregate of 720,000 shares. At December 31, 1994, options and rights for 522,650 shares were available to be granted under the 1993 plan. Under the Plans, upon a change in control of the Company (see Note V), all of the outstanding, unvested stock options at the date of change in control will be accelerated and vested.

                                           WORTHEN BANKING CORPORATION  16

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE M - SUPPLEMENTARY INCOME STATEMENT INFORMATION

Other expenses include the following components, with no items except as specified exceeding one percent of total revenue:
-------------------------------------------------------------------------------------
(Dollars in thousands)                                 1994        1993        1992
-------------------------------------------------------------------------------------
Equipment expense                                    $ 7,091     $ 6,857     $ 6,650
Professional fees                                      4,757       6,570       8,672
Data processing fees                                   7,754       7,252       6,163
Amortization of intangible assets                      3,935       5,600       4,644
Advertising expense                                    2,688       2,674       3,030
Business development                                   2,989       3,571       4,222
Office expense                                         9,907      10,686       9,656
FDIC insurance                                         6,946       7,028       6,955
Other                                                 12,677      17,582      14,650
                                                     --------------------------------
   Total                                             $58,744     $67,820     $64,642
                                                     --------------------------------


NOTE N - EMPLOYEE BENEFIT PLANS

    During 1986, the Company instituted a defined contribution savings and profit sharing plan to replace its defined benefit pension plan, which was terminated effective December 31, 1985. All employees are eligible to participate in the defined contribution plan upon attaining a minimum age and period of employment. The plan allows eligible employees to contribute a portion of their salaries to the savings plan and obligates the Company to make contributions equal to fifty percent of matchable compensation, which is the amount of participants' contributions that are not in excess of six percent of their annual compensation determined in accordance with the plan. Additionally, except in certain circumstances, the Company must make an annual contribution of the Company's common stock, or of cash to be used to purchase such stock, equal to ten percent of participants' matchable compensation. The Company's expense for contributions it made pursuant to the plan was $1,460,000, $1,460,000 and $1,374,000 for 1994, 1993 and 1992,
respectively.

    The amount, if any, of the Company's discretionary contribution made pursuant to the profit sharing component of the plan is determined annually by the Board of Directors. In 1994, 1993 and 1992, the Company made discretionary contributions of $161,000, $306,000 and $229,000, respectively.

    On July 27, 1994, the board of directors of Worthen established two plans for the benefit of Worthen and its employees. These plans are the Worthen Banking Corporation 1994 Performance and Retention Plan (the "Retention Plan") and the Worthen Banking Corporation Key Employee Protection Plan (the "Protection Plan"). Both of these plans are designed to retain the services of key employees during the period leading up to a change of control of Worthen and for a period of years thereafter. The vesting provisions for each plan are different, but both plans essentially vest upon the earlier of (i) termination of employment by Worthen without cause or (ii) termination of employment by the employee for good reason during the period beginning on August 18, 1994, and ending on the earlier of the termination of the Merger Agreement (see Note V) or the expiration of the two-year period immediately following a change of control. For purposes of these plans, the Merger described in Note V would constitute a change of control.

    Under the Retention Plan, certain of Worthen's key employees are granted performance and retention units ("PARs"). The PARs are a form of incentive compensation, the value of which is related to the appreciation and value of the common stock of Worthen. PARs will vest upon the earlier of any of the vesting provisions identified above or (i) participant's death or disability, or (ii) July 27, 1999. PARs terminate and payment is due to PAR owners thirty days after vesting. The value of PARs is determined by the relative performance of Worthen's stock as of the change of control and vesting date, but is not expected to exceed $4 million for the participants who have been granted PARs as of December 31, 1994.

    The Protection Plan was established by the board of directors of Worthen to retain the services of certain key employees and to ensure their continued dedication and productivity. The Protection Plan provides that participants are entitled to receive a severance benefit based upon a multiple of their base salary together with certain other considerations, if a "change of control" occurs and either the participant's employment is terminated without good cause, or the participant terminates his or her employment for good cause, and, in either case, such termination occurs during the pendency of an agreement for a change of control or within the two-year period following the change of control. Benefits to be paid to the participant are based upon a multiple of the participant's base salary and also include payment provisions based upon the participant's age and years of service with Worthen. The multiple may not exceed 2.99.

                                           WORTHEN BANKING CORPORATION  17

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE O - REPURCHASE AGREEMENT LOSS/RECOVERY

    During 1985, WNBA suffered a loss of $52,147,000 in connection with repurchase agreements entered into with Bevill, Bresler and Schulman, Inc. and certain of its affiliates (collectively "BBS") on behalf of a customer. BBS failed to honor the repurchase agreements and subsequently filed bankruptcy. The Company collected $20,000,000 initially from the proceeds of a professional liability insurance policy which was recorded as a reduction of the loss. The Company entered into an agreement with the insurance carrier whereby 40% of bankruptcy distribution recoveries received by WNBA net of 40% of WNBA's expenses incurred in effecting such recoveries would be paid to the carrier. The Company has an additional agreement whereby approximately 21% of BBS recoveries are paid to a separate insurance carrier who provided directors' and officers' liability coverage to the Company.

    WNBA received gross recoveries of $783,000 in 1993. Payments and accruals of $474,000 in 1993 were paid to insurance carriers in accordance with the agreements mentioned above. No gross recoveries were received or payments made during 1992. The distributions received in 1993 are the final recoveries the Company will receive in connection with the BBS bankruptcy.

    The United States District Court approved an amended agreement in 1988 which settled all pending shareholder derivative lawsuits arising from, among other matters, the repurchase agreement loss involving the Company and WNBA. The terms of the agreement stipulate a number of actions to be taken by the Company in regards to related party transactions and regulatory compliance among other matters. Management believes that the Company is in compliance with the terms of the settlement agreement.


NOTE P - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK

Financial instruments with off-balance sheet risk consist of the following (dollars in thousands):
                                                                                Contract or Notional Amounts
                                                                             ----------------------------------
                                                                                1994        1993        1992
                                                                             ----------------------------------
Financial instruments whose contract amounts represent credit risk:
   Commitments to extend credit                                               $616,633    $552,575    $224,206
   Standby letters of credit and financial guarantees written                   24,556      26,854      13,745

    The financial statements do not reflect various commitments and contingencies, such as commitments to extend credit, letters of credit, guarantees and liabilities for assets held in trust, all of which arise in the normal course of the Company's business. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for balance-sheet instruments. Commitments generally have fixed maturity dates, most of which expire within a year, or other termination clauses and may require payment of a fee. The terms of standby letters of credit are generally less than five years. Fees are recognized as income on the straight-line method over the term of the debt guaranteed. Unearned fee income was not material at December 31, 1994, 1993 or 1992. Potential losses on standby letters of credit are provided for in the allowance for loan losses. The amount and type of collateral obtained upon extension of credit is based upon credit policy. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties. The Company has a diversified loan portfolio with no concentrations of credit risk deemed significant. Most of the Company's lending activity is with customers located within the State of Arkansas and the Austin, Texas area.

    The fair value of commitments to extend credit, standby letters of credit and financial guarantees would be estimated using the fees currently charged for similar agreements. Due to the insignificance of the fees that would currently be charged for such agreements and the short term nature of current agreements, no fair value estimates have been made for financial instruments with off-balance sheet risk.

                                           WORTHEN BANKING CORPORATION  18

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

    In the ordinary course of business, there are various legal proceedings pending against the Company, its subsidiaries and affiliates, most of which are considered litigation incidental to the conduct of business, including, among other matters, defense of routine corporate, employment, banking, lender liability and securities related litigation. Management, after consultation with legal counsel and based upon available facts and proceedings to date which are preliminary in certain instances, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial position or future results of operations of the Company.


NOTE Q - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

    Certain restrictions exist regarding the ability of the bank subsidiaries to transfer funds to the Company in the form of cash dividends, loans or advances. The approval of the Office of the Comptroller of the Currency ("OCC") is required for the Company's national bank subsidiaries to pay dividends in excess of earnings retained in the current year plus retained net profits with certain adjustments for the preceding two years.

    Under Federal Reserve regulations, the bank subsidiaries are also limited as to the amount they may loan to the Company, unless such loans are collateralized by specified obligations. At December 31, 1994, the maximum amount available for transfer from the banks to the Company in the form of loans approximated 22% of consolidated equity. Under current Federal Reserve regulations, the subsidiary banks are limited to the amount they may loan to other affiliates, including the Company. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of the lender's capital, surplus and undivided profits after adding back the allowance for loan losses.


NOTE R - INCOME TAXES

    As discussed in Note A, the Company adopted Statement 109 as of January
1, 1993. In adopting Statement 109, the Company recorded income and a deferred tax asset equal to the cumulative effect of a change in accounting principle of $868,000. In order to fully realize the deferred tax asset recorded at December 31, 1994, the Company will need to generate future federal taxable income of approximately $43,000,000. Based on the
Company's historical and current taxable income, management believes it is more likely than not that the Company will generate sufficient future federal taxable income in the periods in which the existing deductible temporary differences reverse. The Company has federal taxable income and pre-tax book income for the years ended as follows:
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                     1994        1993        1992
-------------------------------------------------------------------------------------------------------------------------
Taxable income                                                                           $66,258     $48,279     $35,407
Pre-tax book income                                                                       72,665      47,582      40,647

Total tax expense (benefit) was allocated as follows:
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                     1994        1993        1992
-------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                                        $25,022     $16,200      $6,710
Stockholders' equity for unrealized valuation on available for sale securities            (2,303)          -           -
                                                                                         --------------------------------
   Total                                                                                 $22,719     $16,200      $6,710
                                                                                         --------------------------------

Federal and state income taxes (benefit) attributable to continuing operations consist of the following:
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                     1994        1993        1992
-------------------------------------------------------------------------------------------------------------------------
Current                                                                                  $23,100     $16,950     $10,243
Deferred                                                                                   1,922        (750)     (3,533)
                                                                                         --------------------------------
   Total                                                                                 $25,022     $16,200     $ 6,710
                                                                                         --------------------------------

                                           WORTHEN BANKING CORPORATION  19

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

The reasons for the difference between tax expense attributable to continuing operations and the amount computed by applying the statutory federal income tax rate to income before income taxes are as follows:
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                     1994        1993        1992
-------------------------------------------------------------------------------------------------------------------------
35% of pre-tax income in 1994 and 1993, and 34% in 1992                                  $25,433     $16,654     $13,820
Add (deduct):
   Adjustment to deferred tax assets and liabilities for enacted changes in tax rates          -         (93)          -
   Tax-free municipal interest income                                                     (1,584)     (1,328)       (892)
   Goodwill amortization                                                                     414         320         191
   Discount accretion on long-term debt                                                        -         216          88
   Non-deductible acquisition costs                                                          122         922         429
   Utilization of previously unrecognized deferred tax assets                                  -           -      (4,329)
   Prior year over accrual to return                                                        (544)       (730)       (328)
   Refunds of prior year taxes and other miscellaneous adjustments
     not previously recorded                                                                   -           -      (1,474)
   Other, net                                                                              1,191         239        (795)
                                                                                         --------------------------------
   Total                                                                                 $25,022     $16,200     $ 6,710
                                                                                         --------------------------------

The significant components of deferred income tax expense (benefit)
attributable to income from continuing operations for the years ended
December 31, 1994 and 1993 are as follows:
-------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                                 1994        1993
-------------------------------------------------------------------------------------------------------------------------
Deferred tax expense (exclusive of the effects of other
   components listed below)                                                                          $ 3,167     $  (488)
Adjustments to deferred tax assets and liabilities for
   enacted changes in tax rates                                                                            -         (93)
Decrease in beginning-of-the-year balance of the valuation
   allowance for deferred tax assets                                                                  (1,245)       (169)
                                                                                                     --------------------
     Total                                                                                           $ 1,922     $  (750)
                                                                                                     --------------------

For the year ended December 31, 1992, deferred income tax benefit results from timing differences in the recognition of income and expense for income tax and financial reporting purposes. The sources and tax effects of those timing differences are presented below
(dollars in thousands):

Provision for loan losses                                                                                        $   735
Accelerated depreciation for tax purposes                                                                           (455)
Accrued compensation for financial reporting purposes                                                                469
Amortization of deposit base intangibles                                                                             597
Net income (loss) from other real estate owned transactions                                                          (39)
Utilization of previously unrecognized deferred tax assets                                                        (4,329)
Other, net                                                                                                          (511)
                                                                                                                 --------
   Total                                                                                                         $(3,533)
                                                                                                                 --------

                                           WORTHEN BANKING CORPORATION  20

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax
liabilities at December 31, 1994 and 1993 are as follows:
-------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                                                                     1994        1993
-------------------------------------------------------------------------------------------------------------
Deferred tax assets:
   Allowance for loan losses                                                             $12,765     $13,326
   Other real estate owned due to write-downs not deductible for tax purposes                121         299
   Compensated absences and other accrued benefits due to accrual for financial
     reporting purposes                                                                      961       1,265
   Other assets - unamortized core deposit premiums for tax purposes                           -         354
   Unrealized valuation on securities held for sale                                        2,303           -
   Other                                                                                     805         570
                                                                                         --------------------
     Total gross deferred tax assets                                                      16,955      15,814
   Less valuation allowance                                                                    -       1,245
                                                                                         --------------------
     Net deferred tax assets                                                              16,955      14,569
                                                                                         --------------------

Deferred tax liabilities:
   Premises and equipment, due to differences in depreciation and acquisition basis       (8,292)     (7,915)
   Investment securities due to differences in acquisition basis                          (2,564)     (1,148)
   Prepaid expenses for financial reporting purposes                                        (725)       (722)
   Other                                                                                  (1,327)     (1,118)
                                                                                         --------------------
     Total gross deferred tax liabilities                                                (12,908)    (10,903)
                                                                                         --------------------
     Net deferred tax assets                                                             $ 4,047     $ 3,666
                                                                                         --------------------

    A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company had previously established a valuation allowance for a portion of its state deferred tax assets. Based upon the levels of state taxable income in the current year and expected levels of future state taxable income, management believes it is more likely than not the Company will realize the existing state deductible temporary differences in future periods. The valuation allowance for deferred tax assets as of January 1, 1993 was $1,414,000.

    At December 31, 1994, 1993 and 1992, the Company had current income taxes payable of $1,811,000, $2,371,000 and $3,162,000, respectively, included in Other Liabilities on the consolidated balance sheets. At December 31, 1992, the Company had a net deferred tax asset of $2,444,000 included in Other Assets. The Company acquired deferred tax liabilities of $396,000 during 1993, in conjunction with the acquisition of First National Bank, Fayetteville and FirstBank.

                                           WORTHEN BANKING CORPORATION  21

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE S - WORTHEN BANKING CORPORATION (PARENT COMPANY ONLY)
FINANCIAL INFORMATION

Statements of Income (Dollars in thousands)
-------------------------------------------------------------------------------------------------
                                                                     Year Ended December 31
                                                                ---------------------------------
                                                                  1994        1993        1992
                                                                ---------------------------------
Income
   Dividends from subsidiaries<F1>                              $ 21,587    $ 45,864    $ 16,296
   Service fees from subsidiaries                                  6,332       4,176       3,822
   Repurchase agreement recovery, insurance reimbursement              -        (474)          -
   Other                                                           1,380         447         641
                                                                ---------------------------------
                                                                  29,299      50,013      20,759
                                                                ---------------------------------
Expenses
   Salaries and employee benefits                                  6,452       5,561       5,142
   Interest                                                        3,463       3,761       3,259
   Provisions for loan losses                                          -        (109)       (200)
   Other                                                           5,817       9,174       5,029
                                                                ---------------------------------
                                                                  15,732      18,387      13,230
                                                                ---------------------------------
Income before income taxes<F2>                                    13,567      31,626       7,529
Applicable income tax benefit                                     (4,392)     (4,161)     (7,108)
                                                                ---------------------------------
Income before equity in undistributed earnings of subsidiaries    17,959      35,787      14,637
Equity in undistributed earnings of subsidiaries                  29,684      (3,537)     19,300
                                                                ---------------------------------
     Net Income                                                 $ 47,643    $ 32,250    $ 33,937
                                                                ---------------------------------

Balance Sheets (Dollars in thousands)
-------------------------------------------------------------------------------------------------
                                                                     Year Ended December 31
                                                                ---------------------------------
                                                                  1994        1993        1992
                                                                ---------------------------------
Assets
   Investment in subsidiaries                                   $318,704    $292,809    $272,995
   Cash                                                              158         227         319
   Other investments                                              31,555      27,756       4,006
   Furniture and equipment net of accumulated depreciation         1,636       2,212         749
   Other assets                                                    6,490       1,915       8,185
                                                                ---------------------------------
     Total Assets                                               $358,543    $324,919    $286,254
                                                                ---------------------------------

Liabilities and Stockholders' Equity
   Short-term borrowings                                        $      -    $      -    $  2,185
   Long-term debt                                                 43,005      43,608      25,626
   Capital notes                                                       -           -       9,531
   Other liabilities                                               4,738       4,663       8,061
                                                                ---------------------------------
     Total Liabilities                                            47,743      48,271      45,403
   Stockholders' Equity                                          310,800     276,648     240,851
                                                                ---------------------------------
       Total Liabilities and Stockholders' Equity               $358,543    $324,919    $286,254
                                                                ---------------------------------

<F1> Includes $783,000 in 1993, approved by regulators after the BBS recoveries (see Note O).
<F2> Before equity in undistributed earnings of subsidiaries.

                                           WORTHEN BANKING CORPORATION  22

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

Statements of Cash Flows (Dollars in thousands)
-------------------------------------------------------------------------------------------------------------
                                                                                 Year Ended December 31
                                                                           ----------------------------------
                                                                             1994        1993        1992
                                                                           ----------------------------------
Operating Activities
   Net income                                                              $  47,643   $  32,250   $  33,937
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                                               735       1,365       1,034
     Provision for loan losses                                                     -        (109)       (200)
     Equity in undistributed earnings of subsidiaries
       (net of dividends received)                                           (29,684)      3,537     (19,300)
     Decrease (increase) in other assets                                      (3,341)      6,721        (157)
     Increase (decrease) in other liabilities                                     75      (3,699)     (4,636)
                                                                           ----------------------------------
         Net Cash Provided by Operating Activities                            15,428      40,065      10,678
                                                                           ----------------------------------

Investing Activities
   Decrease (increase) in short-term investments                              (2,050)    (23,750)      3,875
   Purchases of investments held to maturity                                  (1,749)          -           -
   Principal collected on loans                                                   31         123         187
   Loans originated or acquired                                                 (366)       (464)       (208)
   Purchases of property, plant and equipment and other real estate           (1,791)     (1,777)       (223)
   Proceeds from disposal of property, plant and equipment                     1,159           -           -
   Proceeds from liquidation of subsidiaries                                       -           -         310
   Purchase of minority interest in subsidiary                                     -           -         (42)
   Cash paid in acquisition of subsidiary                                          -      (4,206)    (15,750)
   Additional investment in subsidiaries                                        (300)     (9,025)     (2,751)
                                                                           ----------------------------------
     Net Cash Used by Investing Activities                                    (5,066)    (39,099)    (14,602)
                                                                           ----------------------------------

Financing Activities
   Principal payments on long-term borrowings                                   (603)    (29,690)     (4,669)
   Dividends paid                                                            (10,212)     (3,135)     (1,873)
   Proceeds from long-term borrowings                                              -      43,000      15,000
   Principal payments on capital notes                                             -      (9,531)          -
   Acquisition of treasury stock                                                (128)       (163)          -
   Proceeds from issuance of common stock                                        512         646         264
   Net repayments on short-term borrowings                                         -      (2,185)     (4,590)
                                                                           ----------------------------------
     Net Cash Provided (Used) by Financing Activities                        (10,431)     (1,058)      4,132
                                                                           ----------------------------------

Increase in Cash and Cash Equivalents                                            (69)        (92)        208
Cash and Cash Equivalents at beginning of year                                   227         319         111
                                                                           ----------------------------------
     Cash and Cash Equivalents at end of year                              $     158   $     227   $     319
                                                                           ----------------------------------

Supplemental disclosures of cash flow information:
     Cash paid for interest                                                $   3,430   $   3,188   $   3,101
     Cash paid for income taxes                                            $  23,653   $  17,863   $  10,862
                                                                           ----------------------------------

Supplemental schedule of non-cash transactions:
Fair market value of net assets acquired in acquisition of subsidiary      $       -   $  10,405   $  32,670
Common stock issued                                                                -      (6,199)    (16,920)
                                                                           ----------------------------------
Cash paid in acquisition of subsidiary                                     $       -   $   4,206   $  15,750
                                                                           ----------------------------------

                                           WORTHEN BANKING CORPORATION  23

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE T - FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following are the fair value estimates, methods and assumptions for the Company's financial instruments for which the fair value differs from the carrying value, except for investment securities which are disclosed in Note E. See Note P for a discussion of the fair values of financial instruments with off-balance sheet risk.

Loans:
    Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, financial and agricultural, bankers' acceptances and commercial paper;
real estate mortgage, real estate construction, installment and other; and direct lease financing. Each loan category is further segmented into fixed and variable rate interest terms and by performing and nonperforming (nonaccrual) categories. The fair value of performing fixed rate loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The fair value of performing variable rate loans is equal to the carrying value of such loans, due to the regular repricing at market rates. The fair value of nonperforming loans is based on estimated cash flows discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, timing of cash flows, and discount rates are judgmentally determined using available market and specific borrower information.

The following table presents carrying values and estimated fair values of loans at December 31:
-------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                         1994                    1993                    1992
-------------------------------------------------------------------------------------------------------------
                                       Carrying   Estimated     Carrying  Estimated     Carrying  Estimated
                                        Value     Fair Value     Value    Fair Value     Value    Fair Value
                                      -----------------------------------------------------------------------
Commercial, financial and
 agricultural:
   Fixed rate                         $  319,011  $  312,687  $  278,403  $  275,101  $  245,400  $  244,153
   Variable rate                         157,988     157,988     155,985     155,985     149,879     149,879
   Nonaccrual                              2,222       1,807       2,684       2,233       2,951       2,570
                                      -----------------------------------------------------------------------
     Total commercial, financial
       and agricultural                  479,221     472,482     437,072     433,319     398,230     396,602
                                      -----------------------------------------------------------------------
Bankers' acceptances and
 commercial paper                              -           -           -           -      86,966      86,935
Real estate mortgage:
   Fixed rate                            670,925     654,478     602,090     592,607     443,104     443,290
   Variable rate                          93,750      93,750      95,971      95,971     177,705     177,705
   Nonaccrual                              4,984       4,056      12,894      10,732      14,712      12,815
                                      -----------------------------------------------------------------------
     Total real estate
       mortgage                          769,659     752,284     710,955     699,310     635,521     633,810
                                      -----------------------------------------------------------------------
Real estate construction:
   Fixed rate                             98,092      94,344      61,942      61,255      43,817      43,533
   Variable rate                          10,797      10,797      10,612      10,612      16,097      16,097
   Nonaccrual                                515         418         687         574         160         139
                                      -----------------------------------------------------------------------
     Total real estate
       construction                      109,404     105,559      73,241      72,441      60,074      59,769
                                      -----------------------------------------------------------------------
Installment and other:
   Fixed rate                            566,930     553,856     400,525     396,229     339,659     340,369
   Variable rate                          33,132      33,132      24,636      24,636      40,762      40,762
   Nonaccrual                                115          93         193         159         151         131
                                      -----------------------------------------------------------------------
     Total installment
       and other                         600,177     587,081     425,354     421,024     380,572     381,262
Direct lease financing                       893         894       1,383       1,381       1,547       1,544
Unearned interest                           (492)          -        (986)          -      (1,775)          -
                                      -----------------------------------------------------------------------
   Total loans                         1,958,862   1,918,301   1,647,019   1,627,475   1,561,135   1,559,922
Allowance for loan losses                (32,695)          -     (33,300)          -     (30,145)          -
                                      -----------------------------------------------------------------------
                                      $1,926,167  $1,918,301  $1,613,719  $1,627,475  $1,530,990  $1,559,922
                                      -----------------------------------------------------------------------

                                           WORTHEN BANKING CORPORATION  24

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

Mortgage Warehouse Loans Held for Sale:
    The fair value of the Company's mortgage warehouse loans held for sale is based upon quoted market sources of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued. At December 31, 1994, the carrying value and estimated fair value of mortgage warehouse loans held for sale is $15,715,000 and $15,674,000, respectively. At December 31, 1993, the carrying value and estimated fair value of mortgage warehouse loans held for sale is $65,324,000 and $65,254,000, respectively. At December 31, 1992, the carrying value and estimated fair value of mortgage loans held for sale is $37,462,000 and $37,518,000, respectively.

Deposits:
    The fair value of deposits with no stated maturity, such as demand deposits and savings, is equal to the carrying value amount payable on demand as of December 31, 1994, 1993 and 1992. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits with similar remaining maturities.

The following table presents the carrying value and estimated fair values of deposits at December 31:
----------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                           1994                         1993                          1992
----------------------------------------------------------------------------------------------------------------------------
                                       Carrying      Estimated       Carrying      Estimated       Carrying      Estimated
                                        Value        Fair Value       Value        Fair Value       Value        Fair Value
                                      --------------------------------------------------------------------------------------
Non-interest bearing
 demand deposits                      $  614,218     $  614,218     $  596,514     $  596,514     $  546,662     $  546,662
Interest bearing demand
 deposits                                974,193        974,193      1,040,117      1,040,117        959,497        959,497
Savings deposits                         241,671        241,671        256,436        256,436        311,351        311,351
Time deposits:
   Maturing in six months
    or less                              347,412        347,410        355,289        351,725        851,402        852,684
   Maturing between six
    months and one year                  296,131        296,036        336,712        338,441        210,830        212,156
   Maturing beyond one year              462,343        457,525        457,551        461,971        158,644        162,613
                                      --------------------------------------------------------------------------------------
                                      $2,935,968     $2,931,053     $3,042,619     $3,045,204     $3,038,386     $3,044,963
                                      --------------------------------------------------------------------------------------

Long-term Debt, Capital Notes and Capital Lease Obligations:

    The fair value of the Company's long-term debt, capital notes and capital lease obligations is based on the discounted value of contractual cash flows. The discounted rate is estimated using the
Company's current borrowing rate for debt of comparable maturity. The following table presents the carrying value and estimated fair values at
December 31:
----------------------------------------------------------------------------------------------------------------------------
(Dollars in thousands)                           1994                         1993                          1992
----------------------------------------------------------------------------------------------------------------------------
                                       Carrying      Estimated       Carrying      Estimated      Carrying      Estimated
                                        Value        Fair Value       Value        Fair Value      Value        Fair Value
                                      --------------------------------------------------------------------------------------
Long-term debt                        $   43,005     $   43,338     $   43,608     $   44,623     $   25,626     $   26,729
Capital notes                                  -              -              -              -          9,561          9,972
Capital lease obligations                  1,739          1,655          1,951          2,005          2,146          2,182
                                      --------------------------------------------------------------------------------------
                                      $   44,744     $   44,993     $   45,559     $   46,628     $   37,333     $   38,883
                                      --------------------------------------------------------------------------------------

                                           WORTHEN BANKING CORPORATION  25

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------

NOTE U - REGULATORY MATTERS

    On March 31, 1993, the Company was notified by the Board of Governors of the Federal Reserve System ("FED") that its approval of the Company's application to merge with The Union of Arkansas Corporation was given in reliance upon representations and commitments made to the FED by the Company, Stephens Group, Inc., and certain Stephens family members in connection with the application, including representations and commitments to the effect that Stephens Group, Inc., and its subsidiaries do not and will not exert control over the management or policies of the Company, and that Stephens Group, Inc., and its subsidiaries will comply with the restrictions imposed by Sections 23A and 23B of the Federal Reserve Act, as amended, in connection with any business transacted between subsidiary banks of the Company and Stephens Group, Inc. Management does not believe that any of such regulations have been violated and management of the Company believes that such representations and commitments will not significantly affect the general business policies or financial performance of the Company.

    In addition, the FED notified the Company in March of 1993 that the Board has ordered an investigation to review the ownership and control of the Company for compliance with the Bank Holding Company Act and the Change in Bank Control Act, including the nature and extent of the relationships between the Company and Stephens Group, Inc., and its subsidiaries. The Company has cooperated with the FED in this investigation. Management of the Company understands that the investigation is likely to be concluded with respect to the Company in the very near future and that no action is likely to be taken against the Company in connection with the investigation.


NOTE V - SUBSEQUENT EVENT

    On August 18, 1994, the Company entered into an Agreement and Plan of Merger by and among the Company, Boatmen's Bancshares, Inc. ("Boatmens") and BBI AcquisitionCo, Inc. under which Boatmens would acquire the Company through a merger of BBI AcquisitionCo, Inc. with and into the Company. Upon consummation of the Merger, each issued and outstanding share of Worthen common stock would be converted into the right to receive one share of Boatmens common stock. The Plan of Merger was approved by the Worthen shareholders on February 24, 1995 and will be consummated on or about February 28, 1995.

                                           WORTHEN BANKING CORPORATION  26

Notes to Consolidated Financial Statements
--------------------------------------------------------------------------
NOTE W - QUARTERLY FINANCIAL DATA (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Financial Data (Dollars in thousands, except share data)
-------------------------------------------------------------------------------------------------------------------------------
                                   1994                                1993                                1992
                    ----------------------------------- ----------------------------------- -----------------------------------
                     Fourth    Third   Second    First   Fourth    Third   Second    First   Fourth    Third   Second    First
                    ----------------------------------- ----------------------------------- -----------------------------------
Interest income     $56,310  $55,272  $54,349  $52,521  $53,790  $53,221  $52,585  $52,486  $55,400  $57,227  $58,360  $58,981
Interest expense     20,974   19,732   18,551   17,914   19,208   19,854   20,038   20,164   21,833   23,848   26,402   27,697
Net interest
  income             35,336   35,540   35,798   34,607   34,582   33,367   32,547   32,322   33,567   33,379   31,958   31,284
Provision for
  loan losses           349      297      368      385      849      540    2,466      773    1,058      596      832      363
Repurchase
  agreement
  recoveries, net         -        -        -        -        -      119        -      190        -        -        -        -
Other income         14,312   15,290   20,573   14,721   15,112   15,135   21,779   15,494   13,754   14,356   16,040   14,098
Other expense        32,282   32,553   34,200   33,078   35,469   34,869   43,221   34,878   35,183   37,720   35,613   36,424
Income before
  income taxes       17,017   17,980   21,803   15,865   13,376   13,212    8,639   12,355   11,080    9,419   11,553    8,595
Income tax
  expense             4,923    6,260    8,135    5,704    4,074    4,823    4,003    3,300    1,893    1,239    2,015    1,563
Change in
  accounting
  principle               -        -        -        -        -        -        -      868        -        -        -        -
Net income          $12,094  $11,720  $13,668  $10,161  $ 9,302  $ 8,389  $ 4,636  $ 9,923  $ 9,187  $ 8,180  $ 9,538  $ 7,032
                    ----------------------------------- ----------------------------------- -----------------------------------
Net income
  per share<F1>     $  0.71  $  0.69  $  0.80  $  0.60  $  0.55  $  0.50  $  0.28  $  0.59  $  0.55  $  0.49  $  0.57  $  0.43
                    ----------------------------------- ----------------------------------- -----------------------------------

<F1> Computation based on the average number of shares outstanding.

                                           WORTHEN BANKING CORPORATION  27